Exhibit No. 4.1


                        STANDARD MICROSYSTEMS CORPORATION
                        2004 INDUCEMENT STOCK OPTION PLAN

                    Effective as of July 14, 2004, As Amended


1.       Purpose of the Plan

         The purpose of this Standard Microsystems Corporation 2004 Inducement Stock Option Plan is to promote the interests of the Company and its stockholders by providing new employees of the Company or any of its subsidiaries (including employees who join the Company as a result of a corporate transaction) with an appropriate and material incentive to accept employment with the Company or any of its subsidiaries.

2.       Definitions

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Cause" shall mean the termination by the Company of a Participant's employment by reason of the Participant's (i) willful refusal to perform the Participant's obligations to the Company, (ii) misconduct, contrary to the interests of the Company, or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute whether a termination for Cause has occurred, the Board may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

         (c) "Change in Control" shall mean an event or series of events that would be required to be described as a change in control of the Company on Form 8-K promulgated under the Securities Exchange Act of 1934, as amended. The determination whether and when a Change in Control has occurred or is about to occur shall be made by a vote of a majority of the non-employee members of the Board who shall have constituted the Board immediately prior to the occurrence of the event or series of events constituting such Change in Control.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Committee" shall mean a committee consisting of not fewer than two members of the Board duly elected by the Board to administer this Plan in accordance with Section 3(a) hereof.

         (f) "Common Stock" shall mean the shares of common stock of the Company, $0.10 par value per share.

         (g) "Company" shall mean Standard Microsystems Corporation and any successor.

         (h) "Disability" shall mean permanent and total disability within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended. In the event of any dispute whether a termination due to Disability has occurred, the Board may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

         (i) "Exercise Price" shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Committee for each grant and specified in the Stock Option Agreement.

         (j) "Fair Market Value" of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price (or the average of the latest bid and asked prices) of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board or the Committee) for the over-the-counter market or any national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication. In the event that the Board or the Committee shall determine such stock price quotation is not representative of fair market value, the Board or the Committee may determine Fair Market Value in such a manner as it shall deem appropriate under the circumstances.

         (k) "Grant Date" shall mean the date of grant of an Option as defined in Section 6(c) herein.

         (l) Non-Qualified Stock Option" shall mean an Option that is not an "incentive stock option" within the meaning of Section 422 of the Code.

         (m) "Option" shall mean the option to purchase Common Stock granted to any Participant under the Plan. Each Option granted hereunder shall be a Non-Qualified Stock Option and shall be identified as such in the Stock Option Grant Agreement by which it is evidenced.

         (n) "Option Spread" shall mean, with respect to an Option, the excess if any, of the Fair Market Value of a share of Common Stock as of the applicable Valuation Date over the Exercise Price.

         (o) "Participant" shall mean a new employee of the Company or any of its subsidiaries to whom a grant of an Option under this Plan has been made.

         (p) "Plan" shall mean this Standard Microsystems Corporation 2004 Inducement Stock Option Plan, as may be amended from time to time.

         (q) "Stock Option Agreement" shall mean the separate written agreement evidencing the grant of each Option pursuant to this Plan.

         (r) "Valuation Date" shall mean the trading date immediately preceding the date of the relevant transaction.

3.       Administration of the Plan

         (a) Composition of the Committee. This Plan will be administered by a Committee, which shall consist of not fewer than two directors of the Company, who shall be appointed and serve at the pleasure of the Board. All members of the Committee shall be both "Non-Employee Directors" within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and "independent directors" within the meaning of NASDAQ Rules applying to compensation committee independence. The Committee shall have and may exercise all of the powers of the Board under this Plan, other than the power to appoint a director to committee membership. A majority of the Committee shall constitute a quorum, and acts of the majority of members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by all members of the Committee. In the absence of a Committee, the Board shall function as the Committee for all purposes under this Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable, provided that the grant of an Option under this Plan shall be approved by a majority of the "independent directors" of the Board.

         (b) Powers of the Committee. In addition to the other powers granted to the Committee under this Plan, the Committee shall have discretionary authority, subject to and consistent with the express provisions of this Plan, (i) to direct the grants of options; (ii) to determine the numbers of shares of Common Stock covered by each option, the exercise price of the Common Stock covered by each option, the individuals to whom and the time or times at which, options shall be granted or options may be exercised; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving options or awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act;
(iv) to determine the terms and provisions of, and to cause the Company to enter into, Stock Option Agreements, which Stock Option Agreements may vary from one another, as the Committee shall deem appropriate; (v) to amend any such Stock Option Agreement from time to time, with the consent of the Participant; (vi) to construe and interpret this Plan, such rules and regulations and the Stock Option Agreements; and (viii) to make all other determinations necessary or advisable for the administration of, and to make all other determinations the Committee may deem necessary or advisable for the administration of, the Plan.

         (c) Determinations of the Committee. Every action, decision, interpretation or determination by the Committee or the Board with respect to the application or administration of this Plan or any Stock Option Agreement shall be final and binding upon all persons.

         (d) Indemnification of the Committee. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Option. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee.

         (e) Inconsistent Terms. In the event of a conflict between the terms of this Plan and the terms of any Stock Option Agreement, the terms of this Plan shall govern.

         (f) Plan Term. The Committee shall not grant any Options under this Plan on or after July 14, 2014. All Options that remain outstanding as of such date shall continue to be governed by this Plan.

4.       Participation in this Plan

         Options may be granted only to individuals who have not been previously employed by the Company or served as a member of the Board, or following a bona fide period of non-employment, and who become employees of the Company or any of its subsidiaries, including individuals who become employees in connection with a merger or acquisition. The Options may be granted to any such individual as a material inducement to such individual accepting employment with the Company or any of its subsidiaries, provided, however, that any such grant of an Option shall not become effective unless and until such individual actually commences employment with the Company or any of its subsidiaries.

5.       Shares Subject to this Plan

         Subject to adjustment as provided in this Section 5 and Section 7 hereof, the maximum number of shares of Common Stock available for grant under this Plan shall be 700,000. Such shares of Common Stock may, as the Committee shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Company. To the extent that any Option granted under this Plan terminates, expires or is canceled without having been exercised, the shares covered by such Option shall again be available for grant under this Plan.

6.       Options

         (a) Form of Options. Each Option granted under this Plan shall be evidenced by a Stock Option Agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the terms and conditions set forth in this Plan. The Options granted under this Plan shall be clearly identified in the Stock Option Agreement as Non-Qualified Stock Options.

         (b) Exercise Price. The Exercise Price per share of Common Stock under each Option shall be established by the Committee, but shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted.

         (c) Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Agreement as the date the Option is granted.

         (d) Vesting of Options. Unless otherwise determined by the Committee and set forth in the Stock Option Agreement, each Option granted under this Plan shall become exercisable, to the extent of one-quarter of the aggregate number of shares optioned thereby, two years after the Grant Date and, cumulatively, to the extent of an additional one-quarter, at the expiration of each year thereafter, so that, five years after the Grant Date, each Option shall be fully exercisable, subject to the provisions set forth elsewhere in this Plan. Notwithstanding the foregoing, the Committee may declare any outstanding Option immediately and fully exercisable (but in no event prior to the first anniversary of the Grant Date). Notwithstanding the foregoing, if the Participant's employment with the Company is terminated by reason of the Participant's death, Disability or actual retirement at age 65 or thereafter or the Participant dies or suffers a Disability within the three month period following any termination of the Participant's employment by the Company other than a termination by the Company for Cause (as defined below) or voluntary resignation by the Participant, one hundred percent (100%) of the Option shall become vested and exercisable immediately upon the date of the Participant's death, Disability or retirement.

         (e) Limitations on Transfer. No Options granted under this Plan shall be transferable by the Participants either voluntarily or by operation of law, otherwise than by last will and testament or by laws of descent and distribution, and such Option shall be exercised during the lifetime of the Participant, only by the Participant, or by his or her guardian or legal representative. In the event of any purported transfer in violation of the provisions of this Plan, such purported transfer shall, to the extent permitted by applicable law, be void and of no effect.

         (f) Exercise of Options. A Participant electing to exercise an Option shall give written notice to the Company of such election and of the number of shares he or she has elected to purchase; provided that no Option may be exercised as to fewer than 100 shares unless it is then exercised as to all of the shares then purchasable thereunder. Such notice shall be accompanied by payment to the Company of the full Exercise Price in cash; provided that, unless otherwise determined by the Committee, the Exercise Price may be paid in whole or in part, by surrender or delivery to the Company of shares of Common Stock of the Company which have been owned by the Participant for more than six months before the exercise date having a Fair Market Value on the date of exercise equal to the portion of the Exercise Price being so paid. In addition, a Participant shall, upon notification of the amount due and prior to or concurrently with issuance or delivery to the Participant of such shares, pay, in cash, any amount necessary to satisfy federal, state and local tax requirements.

         (g) Issuance or Delivery of Shares. As soon as practicable after receipt of the notice and payment referred to in Section 6(f) above, the Company shall issue or deliver such shares to the Participant at the office of the Secretary of the Company, 80 Arkay Drive, Hauppauge, New York 11788, or at such other place as may be mutually acceptable to the Company and the Participant; provided, however, that the time of such delivery may be postponed by the Company for such period of time as the Company may require to comply with any law or regulation applicable to the issuance or transfer of shares. If the Participant fails for any reason to accept delivery of all or any part of the number of shares specified in such notice upon tender of delivery thereof, the Participant's right to purchase such undelivered shares may be terminated by the Company by notice to the Participant and refund to the Participant of the Participant's payment. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any shares of Common Stock pursuant to the exercise of any Options, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such shares are in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. The Company shall use its reasonable efforts to comply with any such law, regulation or requirement with respect to the issuance and delivery of such certificates. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements.

         (h) Withholding Taxes; Participant Representations. Prior to or concurrently with issuance or delivery by the Company to the Participant of such shares, the Participant shall (i) upon notification of the amount due, pay promptly, in cash, any amount necessary to satisfy applicable federal, state and local tax requirements, and (ii) if such shares are not then registered under the Securities Act of 1933, give assurance satisfactory to the Company that such shares are being purchased for investment and not with a view to the distribution thereof, and the Participant shall give such other assurance and take such other action as the Company shall require to secure compliance with any federal or state securities law applicable to the issuance of shares; provided that the out-of-pocket expense of such registration or compliance shall be borne by the Company. (i) Rights as Stockholder. No Participant shall have the rights of a stockholder with respect to shares covered by an Option until such Participant becomes the holder of record of such shares.

         (j) Expiration of the Options. Except as provided in this Section 6(j), no Option granted to a Participant may be exercised, unless, at the time of exercise, the Participant is an employee of the Company or any of its subsidiaries. Options granted under this Plan to a Participant shall not be affected by any change of duties or position so long as the Participant continues to be an employee of the Company. With respect to the Option or any portion thereof which has not become vested and exercisable, the Option shall expire on the date the Participant's employment is terminated for any reason. With respect to any Option or any portion thereof which has become exercisable (including any Option that becomes exercisable as a result of the Participant's death, Disability or retirement as provided in Section 6(d)), the Option shall expire on the earlier of: (i) three months after the Participant's termination of employment other than for Cause, death or Disability; (ii) the later to occur of (x) three months after the termination of the Participant's employment by reason of death or Disability or (y) thirty days after the appointment of a legal representative or guardian, but in no event more than one year after termination of employment by reason of death or Disability, (iii) the commencement of business on the date the Participant's employment is, or is deemed to have been, terminated for Cause; or (iv) the tenth anniversary of the Grant Date.

7.       Adjustments Upon Changes in Capitalization

         (a) In the event of any change in the Company's Common Stock subject to the Option, by reason of any stock dividend, split-up, reorganization, liquidation and the like, such adjustment shall be made in the number of shares subject to the Option and the Exercise Price per share as the Board shall, in its sole judgment, deem appropriate to give proper effect to such event. No adjustment shall be made in the requirements set forth in Section 6(f) with respect to the minimum number of shares that must be purchased upon any exercise of an Option.

         (b) In the event of (i) a dissolution, liquidation, merger or consolidation of the Company or (ii) a sale of all or substantially all of the assets of the Company or the sale of substantially all of the assets or stock of a subsidiary of which the Participant is then an employee, or (iii) a Change in Control has occurred or is about to occur with respect to the Company, then, the Board may determine that the Option shall become immediately and fully exercisable.

8.       No Special Employment Rights

         Nothing contained in this Plan shall confer upon the Participants any right with respect to the continuation of their employment or interfere in any way with the right of the Company or any of its subsidiaries, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

9.       Amendments to this Plan; Termination of this Plan

         The Committee may, in its absolute discretion, from time to time revise or amend this Plan; provided, however, that any such amendment shall not impair or adversely affect a Participant's rights under this Plan or any outstanding Option without such Participant's written consent. The Committee may at any time, in its absolute discretion, suspend or terminate this Plan. No Options may be granted during any suspension of this Plan or after this Plan has been terminated. The termination of this Plan shall not affect ant Options previously granted. After this Plan terminates, the function of the Committee under this Plan will be limited to supervising the administration of Options previously granted.

10.      Miscellaneous

         (a) Severability. In the event that any one or more provisions of this Plan or any Stock Option Agreement, or any action taken pursuant to this Plan or such Stock Option Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of this Plan or of such or any other Stock Option Agreement, but in such particular jurisdiction and instance this Plan and the affected Stock Option Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or as if the action in question had not been taken thereunder.

         (b) Effect on Prior Option Plans. The adoption of this Plan shall have no effect on outstanding options or awards granted by the Company under any other plan.

         (c) No Obligation to Exercise an Option. The grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

         (d) Notices. All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

         If to the Participant, to the Participant's last known address.

         If to the Company:

                  Standard Microsystems Corporation
                  Attention: Secretary
                  80 Arkay Drive
                  Hauppauge, New York 11788

         or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         (e) Descriptive Headings. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

         (f) Gender. All references herein to the masculine gender shall include the feminine.

         (g) Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the provisions governing conflict of laws.